UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 3, 2011

Blackboard Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50784	52-2081178
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

650 Massachusetts Ave NW, Washington, District of Columbia		20001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	202-463-4860

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 3, 2011, Blackboard Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). There were 32,639,226 shares represented in person or by proxy at the Annual Meeting, representing 93.6% of the shares entitled to vote at the meeting. The final voting results for each of the matters submitted to a vote of the Company’s stockholders at the Annual Meeting are presented in the tables below.

Proposal 1. Election of Class I Directors. Both of the board’s nominees for director were elected to serve as Class I directors until the Company’s 2014 annual meeting of stockholders or until their respective successors are duly elected and qualified.

	FOR	WITHHELD	BROKER NON-VOTE
E. Rogers Novak, Jr.	29,835,819	939,980	1,863,427
Joseph L. Cowan	30,304,824	470,975	1,863,427

Proposal 2. Advisory Vote on Executive Compensation. The Company’s stockholders voted, on an advisory basis, to approve the compensation of the Company’s named executive officers as disclosed in the Company’s definitive proxy statement for the Annual Meeting.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
27,508,654	2,970,923	296,223	1,863,426

Proposal 3. Advisory Vote on the Frequency of Holding Future Advisory Votes on Executive Compensation. The stockholders indicated, on an advisory basis, that their preferred frequency for holding future advisory votes on executive compensation was every year.

3 YEARS	2 YEARS	1 YEAR	ABSTAIN	BROKER NON-VOTE
8,574,489	28,350	21,902,274	270,685	1,863,428

Proposal 4. Ratification of Selection of Independent Registered Public Accounting Firm. The stockholders ratified the appointment by the Audit Committee of the Company’s Board of Directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
31,849,816	751,493	37,917	—

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blackboard Inc.

June 9, 2011	By:	/s/ Matthew H. Small

Name: Matthew H. Small
Title: Chief Legal Officer